UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2023, Astra Space, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”). The Sales Agreement provides for the offer and sale of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), from time to time through an “at the market offering” program under which the Agent will act as sales agent or principal, subject to certain limitations, including the maximum aggregate dollar amount registered pursuant to the applicable prospectus supplement. Pursuant to the prospectus supplement filed by the Company on July 10, 2023, the Company may offer and sell up to $65 million of shares of Class A Common Stock pursuant to the Sales Agreement; provided however that, until the consummation of a reverse stock split (the “Reverse Stock Split”) of all of its issued and outstanding Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), the Company may only offer and sell 50 million shares of Class A Common Stock pursuant to the terms of the Sales Agreement. On July 6, 2023, the Company’s board of directors approved the Reverse Stock Split at a ratio of (a) one new share of Class A Common Stock for fifteen (15) shares of Class A Common Stock then issued and outstanding; and (b) one new share of Class B Common Stock for fifteen (15) shares of Class B Common Stock then issued and outstanding. The Reverse Stock Split is expected to be consummated on or before October 2, 2023. Our stockholders had previously approved the Reverse Stock Split at our 2023 Annual Meeting of Stockholders on June 8, 2023, at a ratio in the range of 1-for-5 to 1-for-15, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the board of directors, in its discretion, but no later than June 8, 2024. As of June 29, 2023, the issued and outstanding shares of Class A Common Stock and Class B Common Stock are 216,481,966 and 55,539,188, respectively.

Under the Sales Agreement, the Company will specify the parameters for the sale of the shares of Class A Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent may sell the shares of Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Capital Market (“Nasdaq”) or on any other existing trading market for the Class A Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company has no obligation to sell any shares of Class A Common Stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement may be terminated (i) by the Company by giving ten (10) days’ written notice to the Agent for any reason or (ii) by the Agent by giving sixty (60) days’ written notice to the Company for any reason or at any time under certain circumstances. Under the terms of the Sales Agreement, the Company may also sell shares of Class A Common Stock to the Agent acting as principal for its own account at prices agreed upon at the time of sale, and the Company will pay certain expenses of the Agent, up to specified maximum amounts as provided in the Sales Agreement, in connection with the Agent’s performance of its obligations thereunder.

The Sales Agreement provides that the Agent will be entitled to compensation for its services in an amount of up to 2.5% of the aggregate gross proceeds from each sale made by the Agent under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The shares of Class A Common Stock will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-271589), filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2023, as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission on May 4, 2023, as further amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3, filed with the Commission on May 8, 2023, and declared effective by the Commission on May 16, 2023. The Company filed a prospectus supplement, dated July 10, 2023, with the SEC in connection with the offer and sale of the shares of Class A Common Stock pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the Sales Agreement, the Company continues to evaluate the financing opportunities available to it to strengthen its financial position, including through the issuance of debt securities or additional equity securities. The terms of any such financings, if available, may involve restrictive covenants, may require the Company to pledge collateral as security and could restrict the Company’s ability to manage its business as it had intended. The issuance of any additional equity securities could result in further dilution to investors under the Sales Agreement. Moreover, the terms of any such financings may contain restrictions or impose additional conditions on the Company’s ability to sell shares of Class A Common Stock pursuant to the Sales Agreement. As a result, the Company may be required to delay, limit, reduce or terminate its development activities or future commercialization efforts.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

Effective July 5, 2023 and in conjunction with the Company entering the Sales Agreement, the Company terminated the Common Stock Purchase Agreement between the Company and B. Riley Principal Capital II, LLC (“B. Riley”) dated August 2, 2022. As of July 5, 2023, B. Riley no longer holds Registrable Securities (as such term is defined in the Registration Rights Agreement between the Company and B. Riley, dated August 2, 2022 (the “Registration Rights Agreement”)). Accordingly, the Company’s obligations under the Registration Rights Agreement were also terminated as of July 5, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated July 10, 2023, by and between Astra Space, Inc. and Roth Capital Partners, LLC.

5.1	Legal Opinion of Cozen O’Connor P.C.

23.1	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer